As filed with the Securities and Exchange Commission on August 4, 2017
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Diversicare Healthcare Services, Inc.
(Exact name of registrant as specified in its charter)
Delaware    62-1559667
(State or other jurisdiction    (I.R.S. Employer
of incorporation or organization)    Identification No.)
1621 Galleria Boulevard, Brentwood, Tennessee 37027
(Address of Principal Executive Offices)
(Zip Code)
Diversicare Healthcare Services, Inc. 2008 Employee Stock Purchase Plan for Key Personnel
(Full title of the plan)
James McKnight Jr., 1621 Galleria Boulevard, Brentwood, Tennessee 37027
(Name and address of agent for service)
(615) 771-7575
(Telephone number, including area code, of agent for service)
Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, or a smaller reporting company. See the definitions of “large accelerate filer,” “accelerated filer” and “smaller reporting company” in Rule12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐(do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐
       If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.01 per share	300,000 shares(3)	$9.51	$2,853,000	$330.66

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Diversicare Healthcare Services, Inc. common stock, $0.01 per share, that become issuable under the Diversicare Healthcare Services, Inc. 2010 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
This estimation is solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) and is based on 300,000 shares of Common Stock being offered at an exercise price of $9.51 based upon the average of the high and low prices of the Common Stock on July 31, 2017, as reported by the National Association of Securities Dealer’s automated quotation system.

(3)	Represents shares of Common Stock reserved for future grant under the Plan.

NOTE

REGISTRATION OF ADDITIONAL SHARES AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE
PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8
This Registration Statement on Form S-8 (the “Registration Statement”) is being filed solely for the purpose of registering 300,000 additional shares of common stock, par value $0.01 per (‘Common Stock”), of Diversicare Healthcare Services, Inc. (the “Company”) to be offered to participants under the Company’s 2010 Long-Term Incentive Plan (the “Plan”). We filed with the Securities and Exchange Commission a Registration Statement on Form S-8 filed June 18, 2010 (File No. 333-167630), and the contents of such prior registration statement is incorporated by reference in this Registration Statement: This Registration Statement relates to securities of the same class as those to which the prior registration statement relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed with the Securities and Exchange Commission (“Commission”) by Diversicare Healthcare Services, Inc. (the “Company,” the “Registrant” or “Diversicare”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a)	The Company’s Registration Statement on Form S-8 filed June 18, 2010 (File No. 333-167630);

(b)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Commission on March 2, 2017;

(c)	The Company’s definitive proxy statement on Schedule 14A as filed with the Commission on April 26, 2017;

(d)
The Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2017 as filed with the Commission on May 4, 2017 and for the fiscal quarter ended June 30, 2017 as filed with the Commission on August 3, 2017;

(e)	The Company’s Current Reports on Form 8-K as filed with the Commission on January 5, 2017, February 13, 2017, March 7, 2017, June 1, 2017 and July 5, 2017; and

(f)
The description of the Company’s shares of Common Stock as contained in the Company’s Registration Statement on Form 8-A filed April 11, 1994 under Section 12 of the Exchange Act, as amended on April 28, 1994; March 29, 1995; December 7, 1998; March 24, 2005; September 11, 2006; August 19, 2008; August 14, 2009 and May 5, 2014.

In addition, all reports and documents subsequently filed by Diversicare pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a posteffective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.
Item 8. Exhibits.
The Exhibits to this Registration Statement are listed in the Exhibit Index immediately following the signature page, which Exhibit Index is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on August 4, 2017.
Diversicare Healthcare Services, Inc.

By: /s/ Kelly J. Gill
Kelly J. Gill Chief Executive Officer, President and Director
Date: August 4, 2017

POWER OF ATTORNEY
Each person whose signature to this Registration Statement appears below hereby appoints Kelly J. Gill who may act as his attorney-infact to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and posteffective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-infact may deem necessary or appropriate.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Kelly J. Gill	Chief Executive Officer, President and Director	August 4, 2017
Kelly J. Gill

/s/ James R. McKnight, Jr.	Chief Financial Officer and Executive Vice President	August 4, 2017
James R McKnight, Jr.

/s/ Chad A. McCurdy	Chairman of the Board	August 4, 2017
Chad A. McCurdy

/s/ Wallace E. Olson	Director	August 4, 2017
Wallace E. Olson

/s/ Richard M. Brame	Director	August 4, 2017
Richard M. Brame

/s/ Robert Z. Hensley	Director	August 4, 2017
Robert Z. Hensley

/s/ William C. O’Neil, Jr.	Director	August 4, 2017
William C. O'Neil, Jr.

/s/ Robert A. McCabe, Jr.	Director	August 4, 2017
Robert A. McCabe, Jr.

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement No. 33-76150 on Form S-1).

3.2	Certificate of Designation of Registrant (incorporated by reference to Exhibit 3.5 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006).

3.3	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement No. 33-76150 on Form S-1).

3.4	Bylaw Amendment adopted November 5, 2007 (incorporated by reference to Exhibit 3.4 to the Company’s annual report on Form 10-K for the year ended December 31, 2007).

3.5	Amendment to Certificate of Incorporation dated March 23, 1995 (incorporated by reference to Exhibit A of Exhibit 2 to the Company’s Form 8-A filed March 30, 1995).

3.6	Amendment to Certificate of Incorporation dated June 9, 2016 (incorporated by reference to Exhibit 3.8 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2016).

3.7	Certificate of Designation of Registrant (incorporated by reference to Exhibit 3.4 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2001).

3.8
Certificate of Ownership and Merger of Diversicare Healthcare Services, Inc. with and into Advocat Inc. (incorporated by reference to Exhibit 3.1 to the Company's current report on Form 8-K filed March 14, 2013).

3.9	Bylaw Second Amendment adopted April 14, 2016 (incorporated by reference to Exhibit 3.9 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2017).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company’s Registration Statement No. 33-76150 on Form S-1).

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24	Power of Attorney (included on signature pages).

99.1	Diversicare Healthcare Services, Inc. 2010 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed on April 28, 2010).

99.2
First Amendment to Diversicare Healthcare Services, Inc. 2010 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed on April 26, 2017).

5